UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 4, 2010
Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland	6789	13-3950486
(State or other jurisdiction of incorporation	(Primary Standard Industrial Classification	(I.R.S. Employer Identification No.)
or organization)	Code Number)
3000 Bayport Drive, Suite 1100
Tampa, Florida 33607
(813) 421-7605
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former Name or Former Address, if Changed from Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 15, 2009, the Compensation and Human Resources Committee of the Board of Directors of Walter Investment Management Corp. (the “Company”) approved a grant of options and equity awards to certain of the Company’s executive officers, as described below, conditional upon the ratification of the grant of awards by the Company’s full Board of Directors, including at least a majority of its independent directors, which occurred on January 4, 2010.
     On January 4, 2010, certain executive officers of the Company were awarded restricted stock units of the Company (each an “Executive RSU”), the amounts of which are set forth on the chart below with respect to those executive officers for whom disclosure is required hereunder, and the terms of which awards were pursuant to the 2009 Long Term Incentive Plan of the Company (the “2009 LTIP”). The Executive RSUs granted to each executive officer of the Company will vest in equal installments on the first, second and third anniversary of the date of grant. The settlement date for each of the Executive RSUs is January 4, 2013, and each such Executive RSU vested on such date will be paid out with a single share of common stock of the Company. As a result of the Executive RSUs, each executive receiving Executive RSUs will be entitled to receive cash payments equivalent to any dividend paid to the holders of common stock of the Company, but they will not be entitled to any voting rights otherwise associated with the Executive RSUs. Generally, all restrictions on an Executive RSU will lapse and the Executive RSU will vest in its entirety immediately upon the occurrence of a change in control (as defined in the 2009 LTIP). Unvested Executive RSUs are subject to forfeiture upon termination of service of the executive (unless due to death, disability, or in the case of Messrs. O’Brien and Cauthen, and Ms. Perez, retirement (provided that the executive has reached the age of 60 or has a combined total age plus years of service of at least 70), in which case all restrictions on any such Executive RSUs will lapse and the Executive RSUs will vest in their entirety). The foregoing description is qualified in its entirety by the form of Executive RSU Award Agreement, filed as Exhibit 10.1 hereto, and the form of the 2009 LTIP, filed as Exhibit 10.2 hereto, respectively, each of which is incorporated herein by reference.
     On January 4, 2010, certain executive officers of the Company were awarded nonqualified options to acquire common stock of the Company (“Executive Options”), the amounts of which are set forth on the chart below with respect to those executive officers for whom disclosure is required hereunder, and the terms of which awards were pursuant to the 2009 LTIP, as indicated below. The Executive Options granted to each executive officer of the Company will vest and become exercisable in equal installments on the first, second and third anniversary of the date of grant. The exercise price of $14.39 for each of the Executive Options was determined based on the mean of the high and low sales prices for a share of common stock of the Company as reported by the NYSE Amex on the date of grant. Generally, the Executive Options will vest in their entirety and become exercisable immediately upon the occurrence of a change in control (as defined in the 2009 LTIP). Unvested Executive Options are subject to forfeiture upon termination of service of the executive (unless due to death, disability or, in the case of Messrs. O’Brien and Cauthen, and Ms. Perez, retirement (provided that the executive has reached the age of 60 or has a combined total age plus years of service of at least 70) in which case all such Executive Options will vest in their entirety and become exercisable). The foregoing description is qualified in its entirety by the form of the Nonqualified Option Award Agreement under the 2009 LTIP, filed as Exhibit 10.3 which is incorporated herein by reference.

Name and Principal Position	Executive RSUs	Executive Options

Mark J. O’Brien, Chairman, Chief Executive Officer	35,404	41,778

Charles E. Cauthen, President, Chief Operating Officer	23,792	28,075

Kimberly A. Perez, Vice President, Chief Financial Officer and Treasurer	11,329	13,369

John A. Burchett, Vice President of Advisory Services, President of Hanover Division	7,081	8,356

Item 9.01 Exhibits
(d) Exhibits

Exhibit
No.	Note	Description
10.1	(1)	Form of Executive RSU Award Agreement
10.2	(2)	The 2009 Long-Term Equity Incentive Plan of Walter Investment Management Corp.
10.3	(1)	Form of Nonqualified Option Award Agreement

Notes
(1)	Filed herewith.
(2)	Incorporated by reference to Exhibit 10.65 to Walter Investment Management Corp.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Securities and Exchange Commission on May 15, 2009.

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.
Date: January 8, 2010	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary